EXHIBIT 16.1


December 27, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K/A of The Chalone Wine Group, Ltd. dated December 27, 2001.

Yours truly,



/s/ DELOITTE & TOUCHE, LLP
__________________________
Deloitte & Touche, LLP
San Francisco, California